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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 10/07/1992
                                                          922815259 - 2312017


                          CERTIFICATE OF INCORPORATION
                                       OF
                                   GUNDE, INC.

     FIRST. The name of the corporation is GUNDE, INC. (Reservation #7457998).

     SECOND. The address of the corporation's registered office in the State of Delaware is Delaware Trust Capital Management, Inc., 900 Market Street, 2nd Floor in the City of Wilmington, County of New Castle, State of Delaware 1981. The name of its registered agent at such address is Delaware Trust Capital Management, Inc.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares which the corporation shall have authority to issue is 2,000 shares of Common Stock, and the par value of each of such share is $1.00.

     FIFTH. The name and mailing address of the incorporator is Jeanne J. Best, 900 Market Street, Suite 200, Wilmington, DE 19801.

     SIXTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

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     SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

     EIGHTH. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares at the time entitled to vote at an election of directors, whether or not the board of directors is classified as provided in subsection (d) of Section 141 of Title 8 of the Delaware Code.

     NINTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

     IN WITNESS WHEREOF, I have signed this certificate of incorporation this 5th day of October, 1992.


                                        /s/ JEANNE J. BEST
                                        ---------------------------------------
                                        Jeanne J. Best
                                        Incorporator

                                       -2-
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                             CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF

                                   GUNDE, INC.
                            BEFORE PAYMENT OF CAPITAL

     Pursuant to Section 241 of Title B of the Delaware Code of 1953, as amended

     We, the undersigned, being all of the Incorporators/Directors of GUNDE, INC. , a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, DO HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors/Incorporators of GUNDE, INC. , duly held and convened, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment advisable. The resolution setting forth the proposed amendment is as follows:

     "RESOLVED that the Certificate of Incorporation of this corporation be, and it hereby is, amended by changing the article thereof numbered 1 to read as follows:

     The name of the corporation is Gundle International, Inc.


     SECOND: That no part of the capital of said corporation having been paid, this certificate is filed pursuant to Section 241 of Title B of the Delaware Code, as amended,

     IN WITNESS WHEREOF) we have hereunto set our respective hand this 11th day of NOVEMBER , 1992.


                                        /s/ JEANNE J. BEST
                                        ---------------------------------------
                                        Jeanne J. Best
                                        ---------------------------------------
                                        Incorporator
                                        ---------------------------------------
    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 08:30 AM 11/12/1992
   323175048 - 2312017

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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/20/1993
   932015294 - 2312017


                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
                         OFFICE AND REGISTERED AGENT OF

                           Gundle International, Inc.

     The Board of Directors of the Gundle International, Inc., a corporation of Delaware, on this 15th day of July , 1993 do hereby resolve and order that the location of the registered office of this corporation within this State be, and the same hereby is Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, County of New Castle.

     The name of the registered agent therein and in charge thereof upon whom process against this corporation may be served is The Company Corporation.

     Gundle International, Inc., a corporation of Delaware, doth hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Vice President and its Secretary, and its corporate seal to be hereto affixed, this 15th day of July, 1993.


                                        /s/ MICHAEL C. MATHLESON
                                        --------------------------------------
                                        Vice President    Michael C. Mathleson


ATTEST:

/s/ DANIEL J. SHOOK
-------------------------------
Secretary Daniel J. Shook

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 07/05/1995
                                                          950149940 - 2312017

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                      *****

     Gundle International, Inc. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is The Company Corporation and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of Gundle International, Inc. adopted the following resolution on the 23rd day of June, 1995:

     Resolved, that the registered office of Gundle International, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Gundle International, Inc. has caused this statement to be signed by Roger J. Klattt, its Senior Vice President*, this 23rd day of June, 1995.


                                        Roger J. Klatt
                                        ---------------------------------------
                                        Senior Vice President
                                        ---------------------------------------
                                                       (Title)


*Any authorized officer or the chairman or vice-chairman of the Board of Directors may execute this certificate.

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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:34 PM 07/27/1995
   950169005 - 2312017

                            CERTIFICATE OF AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                           GUNDLE INTERNATIONAL, INC.

     Gundle International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

     DOES HEREBY CERTIFY:

     FIRST: That by unanimous consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and submitting such resolutions to the stockholders of the Corporation for action thereon by unanimous written consent in accordance with the provisions of Sections 242 and 228 of the DGCL. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article First and replacing Article First in its entirety with the following:

          "FIRST. The name of the corporation is GSE INTERNATIONAL, INC."

     RESOLVED FURTHER, that the Certificate of Incorporation of the Corporation be amended by deleting Article Fourth and replacing Article Fourth in its entirety with the following:

          "FOURTH. The total number of shares which the Corporation shall have authority to issue is 25,000 shares of Common Stock, and the par value of each such share is $1.00."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation, waiving notice of meeting and acting by written consent in accordance with Section 228 of the DGCL, did accept, adopt, ratify and confirm such resolutions and amendments, and that all shares of Common Stock of the Corporation were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the DGCL.

     IN WITNESS WHEREOF, Gundle International, Inc. has caused this certificate to be signed by its duly authorized officer, this 27th day of July, 1995.

                                        By: /s/ WILLIAM P. REID
                                           ------------------------------------
                                        Name: William P. Reid
                                             ----------------------------------
                                        Title: President
                                              ---------------------------------